Exhibit 5.1

March 23, 2011

Empire Resorts, Inc.
c/o Monticello Casino and Raceway
Route 17B, P.O. Box 5013
Monticello, New York 12701

Re:	Registration Statement on Form S-1

Dear Ladies and Gentlemen:

We have acted as counsel to Empire Resorts, Inc., a Delaware corporation (the “Company”), in connection with the filing of its registration statement on Form S-1 (the “Registration Statement”) relating to the registration of 19,701,124 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be sold for an aggregate purchase price of up to approximately $17,409,884, issuable upon exercise of non-transferable rights (the “Rights”) to be distributed to holders of record of shares of the Common Stock as of the record date for a proposed rights offering by the Company.

This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the prospectus forming a part thereof (the “Prospectus”), the form of certificate to represent the Rights, the Certificate of Incorporation and By-laws, each as amended, and corporate proceedings of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed.  In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity and completeness of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that (i) the Rights have been duly authorized and when issued, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (ii) the Shares have been duly authorized, and when issued upon the exercise of the Rights in accordance with their terms as described in the Registration Statement, including payment of the subscription price, the Shares will be duly and validly issued, fully paid and non-assessable.

March 23, 2011

We are members of the Bar of the State of New York.  We express no opinion as to the effects of any laws, statutes, regulations or ordinances other than the laws of the State of New York and of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”).  In rendering our opinion as it relates to the laws of the State of Delaware, we have reviewed the Constitution of the State of Delaware and the DGCL (but not to the extent affected by other, noncorporate law) and reported judicial decisions in the State of Delaware under the DGCL.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Robert H. Friedman, an optionholder of the Company, is a partner of this firm. Other members of this firm are stockholders of the Company.

Very truly yours,

/s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP